UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
November 18, 2010

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer
Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
     Campbell Soup Company held its Annual Meeting of Shareowners on November 18, 2010. The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter is set forth below.
1. Election of Directors

		Votes	Broker
Director	Votes For	Withheld	Non-Votes
Edmund M. Carpenter	274,302,791	2,104,013	23,948,690
Paul R. Charron	275,836,662	570,142	23,948,690
Douglas R. Conant	275,511,644	895,160	23,948,690
Bennett Dorrance	274,318,606	2,088,198	23,948,690
Harvey Golub	274,309,628	2,097,16	23,948,690
Lawrence C. Karlson	275,860,273	546,531	23,948,690
Randall W. Larrimore	275,898,554	508,250	23,948,690
Mary Alice D. Malone	275,170,120	1,236,684	23,948,690
Sara Mathew	274,291,963	2,114,841	23,948,690
Denise M. Morrison	275,525,627	881,177	23,948,690
William D. Perez	275,903,424	503,380	23,948,690
Charles R. Perrin	274,767,707	1,639,097	23,948,690
A. Barry Rand	274,228,611	2,178,193	23,948,690
Nick Shreiber	275,903,698	503,106	23,948,690
Archbold D. van Beuren	275,516,413	890,391	23,948,690
Les C. Vinney	275,161,687	1,245,117	23,948,690
Charlotte C. Weber	274,327,005	2,079,799	23,948,690
2. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2011

For	Against	Abstain
297,715,583	2,213,372	426,539
There were no broker non-votes for this proposal.
3. Approval of the Amendment to the Campbell Soup Company 2005 Long-Term Incentive Plan

For	Against	Abstain	Broker Non-Votes
260,481,901	15,494,473	430,430	23,948,690

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)
Date: November 22, 2010
	By:	/s/ Kathleen M. Gibson
Kathleen M. Gibson
Vice President and Corporate Secretary

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